Exhibit 77(i)

DIREXION DAILY CYBER SECURITY & IT BEAR 2X SHARES (HAKD)
DIREXION DAILY PHARMACEUTICAL & MEDICAL BULL 2X SHARES (PILL)
DIREXION DAILY PHARMACEUTICAL & MEDICAL BEAR 2X SHARES (PILS)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated February 28, 2017

to the Summary Prospectuses, Prospectus and

the Statement of Additional Information (“SAI”) dated February 28, 2017

Shares of the Direxion Daily Cyber Security & IT Bear 2X Shares, Direxion Daily Pharmaceutical & Medical Bull 2X Shares and Direxion Daily Pharmaceutical & Medical Bear 2X Shares (each a “Fund” and collectively the “Funds”) will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on March 31, 2017 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from April 3, 2017 through April 7, 2017 (the “Liquidation Date”), shareholders may only be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for each Fund’s shares during this time period. Between the Closing Date and the Liquidation Date, each Fund will be in the process of closing down and liquidating its portfolio. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index, which may not be consistent with each Fund’s investment objective and strategy.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that each Fund could not continue to conduct its business and operations in an economically efficient manner over the long term due to each Fund’s inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering its ability to operate efficiently, and recommended each Fund’s closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

* * * * *
For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY S&P 500® BULL 3X SHARES (SPXL)
DIREXION DAILY LATIN AMERICA BULL 3X SHARES (LBJ)
DIREXION DAILY SMALL CAP BULL 3X SHARES (TNA)
DIREXION DAILY RUSSIA BULL 3X SHARES (RUSL)
DIREXION DAILY S&P OIL & GAS EXP. & PROD. BULL 3X SHARES (GUSH)
DIREXION ALL CAP INSIDER SENTIMENT SHARES (KNOW)
DIREXION NASDAQ-100 EQUAL WEIGHTED INDEX SHARES (QQQE)

Supplement dated February 28, 2017 to the
Summary Prospectuses, Prospectuses and Statements of Additional Information (“SAI”)
dated February 28, 2017

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily S&P 500® Bull 3X Shares, Direxion Daily Latin America Bull 3X Shares, Direxion Daily Small Cap Bull 3X Shares, Direxion Daily Russia Bull 3X Shares, Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares, Direxion All Cap Insider Sentiment Shares and the Direxion NASDAQ-100 Equal Weighted Index Shares (each a “Fund” and collectively the “Funds”), share splits of the issued and outstanding shares of the Funds.

After the close of the markets on April 28, 2017 (the “Payable Date”), each Fund will affect a split of its issued and outstanding shares as follows:

Fund Name	Forward Split Ratio	Approximate increase in total number of outstanding shares
Direxion Daily S&P 500® Bull 3X Shares	4 for 1	300%
Direxion Daily Latin America Bull 3X Shares	4 for 1	300%
Direxion Daily Small Cap Bull 3X Shares	2 for 1	100%
Direxion Daily Russia Bull 3X Shares	2 for 1	100%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	2 for 1	100%
Direxion All Cap Insider Sentiment Shares	2 for 1	100%
Direxion NASDAQ-100 Equal Weighted Index Shares	2 for 1	100%

As a result of these share splits, shareholders of each Fund will receive two or four shares for each share held of the applicable Fund as indicated in the table above. Accordingly, the number of each Fund’s issued and outstanding shares will increase by the approximate percentage indicated above.

All share splits will apply to shareholders of record as of the close of NYSE Arca, Inc. (the “NYSE Arca”) on April 27, 2017 (the “Record Date”), payable after the close of the NYSE Arca on the Payable Date. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on May 1, 2017 (the “Ex-Date”). On the Ex-Date, the opening market value of each Fund’s issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the share split. However, the per share net asset value (“NAV”) and opening market price on the Ex-Date will be approximately one-half or one-fourth for the Funds. The tables below illustrate the effect of a hypothetical two- for-one and four-for-one split on a shareholder’s investment.

2-for-1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$20	$2,000
Post-Split	200	$10	$2,000

4-for-1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$40	$4,000
Post-Split	400	$10	$4,000

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the forward split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

The share splits will not result in a taxable transaction for holders of the Funds’ shares. No transaction fees will be imposed on shareholders in connection with the share splits.

*          *          *          *          *

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY S&P 500® BEAR 1X SHARES (SPDN)
DIREXION DAILY GOLD MINERS INDEX BULL 3X SHARES (NUGT)
DIREXION DAILY JUNIOR GOLD MINERS INDEX BULL 3X SHARES (JNUG)
DIREXION DAILY JUNIOR GOLD MINERS INDEX BEAR 3X SHARES (JDST)
DIREXION DAILY SEMICONDUCTOR BEAR 3X SHARES (SOXS)
DIREXION DAILY REGIONAL BANKS BEAR 3X SHARES (WDRW)
DIREXION DAILY RUSSIA BEAR 3X SHARES (RUSS)
DIREXION DAILY S&P 500® BEAR 3X SHARES (SPXS)

Supplement dated February 28, 2017 to the
Summary Prospectuses, Prospectuses and Statements of Additional Information (“SAI”)
dated February 28, 2017

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily S&P 500® Bear 1X Shares, Direxion Daily Gold Miners Index Bull 3X Shares, Direxion Daily Junior Gold Miners Index Bull 3X Shares, Direxion Daily Junior Gold Miners Index Bear 3X Shares, Direxion Daily Semiconductor Bear 3X Shares, Direxion Daily Regional Banks Bear 3X Shares, Direxion Daily Russia Bear 3X Shares and the Direxion Daily S&P 500® Bear 3X Shares (each a “Fund” and collectively the “Funds”), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on April 28, 2017, the Funds will affect reverse splits of their issued and outstanding shares as follows:

Fund Name	Reverse Split Ratio	Approximate decrease in total number of outstanding shares
Direxion Daily S&P 500® Bear 1X Shares	1 for 2	50%
Direxion Daily Gold Miners Index Bull 3X Shares	1 for 4	75%
Direxion Daily Junior Gold Miners Index Bull 3X Shares	1 for 4	75%
Direxion Daily Junior Gold Miners Index Bear 3X Shares	1 for 4	75%
Direxion Daily Semiconductor Bear 3X Shares	1 for 5	80%
Direxion Daily Regional Banks Bear 3X Shares	1 for 5	80%
Direxion Daily Russia Bear 3X Shares	1 for 5	80%
Direxion Daily S&P 500® Bear 3X Shares	1 for 5	80%

As a result of this reverse split, every two, four or five shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value (“NAV”) and next day’s opening market price will be approximately two-, four- or five-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. (the “NYSE Arca”) on a split-adjusted basis on May 1, 2017.

The next day’s opening market value of the Funds’ issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the reverse split. The table below illustrates the effect of a hypothetical one-for-two, one-for-four or one-for-five reverse split anticipated for the Funds, as applicable and described above:

1-for-2 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	60	$20	$1,200

1-for-4 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	30	$40	$1,200

1-for-5 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	24	$50	$1,200

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the reverse split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse splits, a shareholder of a Fund’s shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder’s fractional shares at the Fund’s split-adjusted NAV as of the Record Date. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder’s fractional shares. Otherwise, the reverse splits will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

“Odd Lot” Unit

Also as a result of the reverse splits, each Fund may have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an “odd lot unit.” Thus, each Fund will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

*          *          *          *          *

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY JUNIOR GOLD MINERS INDEX BULL 3X SHARES (JNUG)

Supplement dated April 17, 2017
to the Summary Prospectus, Prospectus and
Statement of Additional Information (“SAI”) dated February 28, 2017

Effective April 17, 2017, creations of the Direxion Daily Junior Gold Miners Index Bull 3X Shares (the “Fund”) are suspended until further notice. The suspension is due to the limited availability of certain investments or financial instruments used to provide requisite exposure to the MVIS Global Junior Gold Miners Index, the Fund’s benchmark index.

Redemptions of Fund shares are not affected by the suspension and continue to be accepted in the ordinary course of business. The suspension also does not impact investors’ ability to buy and sell Fund shares on the stock exchanges. However, should demand for Fund shares exceed supply during the suspension, Fund shares could trade at a premium to their net asset value (i.e., at prices greater than net asset value).

* * * * *
For more information, please contact the Funds at (866) 476-7523.

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY JUNIOR GOLD MINERS INDEX BULL 3X SHARES (JNUG)

Supplement dated April 21, 2017
to the Summary Prospectus, Prospectus and
Statement of Additional Information (“SAI”) dated February 28, 2017, as last supplemented April 20, 2017

Effective April 24, 2017, Rafferty Asset Management, LLC, investment adviser to the Direxion Daily Junior Gold Miners Index Bull 3X Shares (the “Fund”), will resume acceptance of daily creation orders for the Fund.

The supplement dated April 17, 2017 to the Fund’s Summary Prospectus, Prospectus and SAI dated February 28, 2017 is superseded and deleted in its entirety.

* * * * *
For more information, please contact the Funds at (866) 476-7523.

Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Supplement dated April 20, 2017
to the Prospectus dated February 28, 2017
for each series of the Direxion Shares ETF Trust

Effective immediately, the table under the heading “Creations, Redemptions and Transaction Fees - Transaction Fees on Creation and Redemption Transactions” in the statutory section of the Prospectus for each series of the Direxion Shares ETF Trust is revised to reflect a “Maximum Additional Charge for Purchases and Redemptions” of up to 2.00%.

* * * * *
For more information, please contact the Funds at (866) 476-7523.

Please retain a copy of this Supplement with your Prospectus.